Bar Harbor Bankshares Reports Fourth Quarter Earnings

BAR HARBOR, MAINE - January 25, 2018 -- Bar Harbor Bankshares (NYSE American: BHB) reported record GAAP earnings in 2017 of $26.0 million, or $1.70 per share, compared with $14.9 million in 2016, or $1.63 per share. Core earnings in 2017 increased to $32.1 million, or $2.10 per share, from $13.9 million in 2016, or $1.52 per share. Earnings grew during 2017 due to business expansion, investments in talent and increased operational efficiencies.

Fourth quarter GAAP earnings were $6.6 million, or 43 cents per share. Core earnings totaled $9.0 million, or 58 cents per share. GAAP earnings included a $4.0 million income tax charge due to the revaluation of net deferred tax assets required by the Tax Cuts and Jobs Act of 2017 (“TCJA”). In addition, there was a net benefit of $2.6 million, which included the sale of the insurance subsidiary offset by other one-time charges.

FOURTH QUARTER FINANCIAL HIGHLIGHTS (comparisons are to prior quarter unless otherwise stated):

•	1.02% core return on assets (non-GAAP measure)

•	21% annualized commercial loan growth

•	13% annualized total deposit growth

•	53% efficiency ratio (non-GAAP measure)

•	9.97% core return on equity (non-GAAP measure)

President and Chief Executive Officer, Curtis C. Simard stated, “We delivered a strong finish to all of our key performance indicators within mere quarters of doubling our asset size and successfully completing a system conversion. Based on our momentum, we are well ahead of the earn back period from the acquisition and are poised to deliver another great year as we hold firm to our model of balancing growth and earnings.”

Mr. Simard went on to say, “Management continues to evolve as we attract seasoned, proven executives and senior managers to join our team. Earlier this week we announced a new EVP, Director of Retail Delivery,

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Marion Colombo, who will be joining the bank to lead our retail franchise.” Mr. Simard commented, “Simply put, retail branch activity is at the very heart of our business. Finding a long-term proven leader like Marion, who comes with over twenty-nine years of retail experience in many diverse markets, is a significant indication of our commitment to being a true community bank with a growing retail franchise.”

Excluding the impact of TCJA and other one-time adjustments, our fourth quarter performance peaked for the year with a return on assets of 1.02% and a return on equity of 9.97%. The tangible equity to tangible asset ratio (a non-GAAP measure) decreased to 7.12% at the end of the fourth quarter primarily due to the impact of the TCJA adjustment. We expect this reduction will be earned back from related tax savings within the first half of 2018 with opportunities for further expansion thereafter.

Mr. Simard further stated, “Our Commercial teams continue to penetrate their markets as is evidenced by another strong quarter of 21% loan growth led by commercial and industrial loans at 34%. Asset quality metrics remain strong while charge-offs are at historical lows. We also expanded our Treasury Management Services platform during the fourth quarter, which was rolled out in January 2018. Given the talent we have hired to manage this business and the enhanced capabilities, we expect this to be a significant contributor in 2018 in terms of both fee revenue and deposit gathering.”

Mr. Simard concluded, “As we enter 2018, we are positioned to continue with the momentum seen during the second half of 2017 while executing on our strategy to provide our customers with the best customer service. We remain committed to our communities and will seek opportunities to expand our branch model as a true community bank in 2018.”

RESULTS OF OPERATIONS
GAAP earnings decreased to $6.6 million in the fourth quarter from $8.6 million in the third quarter. The decrease was primarily due to the TCJA charge offset by other one-time adjustments including the sale of our insurance subsidiary. Core earnings (a non-GAAP measure) increased to $9.0 million in the fourth quarter compared to $8.8 million in the prior quarter. Yields on loans decreased 1 basis point to 4.12% in the fourth quarter due to lower purchased loan accretion as compared to the third quarter. Excluding the impact of purchase loan accretion, loan yield expanded 2 basis points to 3.92% in the fourth quarter from 3.90% in the third quarter. The loan yield benefited from a $29 million average balance increase in fixed rate commercial real estate products. Security yields decreased in the fourth quarter as a result of accelerated premium amortization. The cost of interest-bearing deposits increased as a result of both interest rate hikes and an extension in maturities as we manage our overall interest rate risk. The Company’s overall cost of funds

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remained relatively flat for the quarter as the 13% growth in deposits offset more expensive alternative borrowing costs.

Total non-interest income was $6.5 million in the fourth quarter compared to $7.0 million in the prior quarter. The decrease is primarily due to seasonality effects on customer service fees and the curtailment of revenue with the sale of our insurance subsidiary in October 2017. As previously announced, the sale of the insurance subsidiary was part of a strategic decision to redeploy capital and management resources to core businesses. The sale had no significant impact to core net income as the contribution margin was neutral. Trust and management fee income during the fourth quarter remained flat with the third quarter. Overall, the unfavorable variability of transactional fees during 2017 was offset by the growth of assets under management to $445 million at the end of 2017 from $425 million at the end of 2016. Non-interest expense excluding acquisition, conversion and other one-time adjustments decreased $362 thousand in the fourth quarter compared to the linked quarter. The efficiency ratio was 53% for the quarter compared to 54% in the third quarter, which reflects further disciplined cost control.

FINANCIAL CONDITION
Total assets grew $89 million during the fourth quarter to $3.6 billion driven by total loan growth of $57 million, or 9% on an annualized basis. The majority of the loan growth was led by the commercial portfolio, which had an annualized growth rate of 21%. Total loan growth was funded by growth in deposits, which increased $77 million, or 13% on an annualized basis. Non-accruing loans increased by $7.5 million during the quarter primarily due to the deterioration of one specific commercial relationship, which is expected to be settled at the full contractual obligation. Asset quality metrics remain strong with charge-offs at historical lows and an allowance for credit losses to total loans ratio of 0.50%. The Company's book value per share increased to $22.96 from $22.90 in the third quarter while tangible book value (a non-GAAP measure) increased to $15.94 from $15.84.

BACKGROUND
Bar Harbor Bankshares (NYSE American: BHB) is the parent company of its wholly owned subsidiary, Bar Harbor Bank & Trust. Founded in 1887, Bar Harbor Bank & Trust is a true community bank serving the financial needs of its clients for over 125 years. Bar Harbor provides full service community banking with office locations in all three Northern New England states of Maine, New Hampshire and Vermont. For more information, visit www.bhbt.com.

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FORWARD LOOKING STATEMENTS
This document contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. There are several factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see the Company’s most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov. The Company does not undertake any obligation to update forward-looking statements.

NON-GAAP FINANCIAL MEASURES
This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included beginning on page J in the accompanying financial tables. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders.

The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude items which the Company does not view as related to its normalized operations. These items include securities gains/losses, acquisition costs, restructuring costs, and systems conversion costs. Non-core adjustments are presented net of an adjustment for income tax expense. This adjustment is determined as the difference between the GAAP tax rate and the effective tax rate applicable to core income. The efficiency ratio is adjusted for non-core revenue and expense items and for tax preference items. The Company also calculates measures related to tangible equity, which adjust equity (and assets where applicable) to exclude intangible assets due to the importance of these measures to the investment community. Charges related to the acquisition of Lake Sunapee Bank Group consist primarily of severance and retention cost, systems conversion and integration costs, and professional fees. The Company’s disclosure of organic growth of loans in 2017 is also adjusted for the Lake Sunapee Bank Group acquisition.

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CONTACTS

Josephine Iannelli; EVP, Chief Financial Officer & Treasurer; (207) 288-3314

Marsha Sawyer; EVP, Investor Relations; (207) 288-3314

TABLE INDEX	CONSOLIDATED FINANCIAL SCHEDULES (UNAUDITED)
A	Selected Financial Highlights
B	Footnotes to Selected Financial Highlights
C	Balance Sheets
D	Loan and Deposit Analysis
E	Statements of Income
F	Statements of Income (Five Quarter Trend)
G	Average Yields and Costs
H	Average Balances
I	Asset Quality Analysis
J	Reconciliation of Non-GAAP Financial Measures (Five Quarter Trend) and Supplementary Data

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BAR HARBOR BANKSHARES
SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED

	At or for the Quarters Ended (1)(3)
	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
PER SHARE DATA
Net earnings, diluted	$0.43	$0.56	$0.42	$0.29	$0.28
Core earnings, diluted (1) (2)	0.58	0.57	0.52	0.43	0.41
Total book value	22.96	22.90	22.53	22.17	17.19
Tangible book value (2)	15.94	15.84	15.44	15.07	16.61
Market price at period end	27.01	31.36	30.82	33.08	31.55
Dividends	0.19	0.19	0.19	0.19	0.19

PERFORMANCE RATIOS
Return on assets	0.75%	0.99%	0.76%	0.50%	0.59%
Core return on assets (1) (2)	1.02	1.01	0.94	0.74	0.87
Return on equity	7.35	9.67	7.55	5.34	6.36
Core return on equity (1) (2)	9.97	9.90	9.32	7.88	9.34
Core return on tangible equity (1) (2)	14.53	14.51	13.78	12.24	9.66
Net interest margin, fully taxable equivalent (FTE) (4)	3.04	3.06	3.16	3.11	2.89
Net interest margin (FTE), excluding purchased loan accretion (4)	2.93	2.93	3.02	3.01	2.89
Efficiency ratio (2)	53.09	53.59	54.64	61.62	59.24

GROWTH (Year-to-date, annualized)
Total commercial loans (2)	23.8%	20.5%	7.2%	20.0%	14.9%
Total loans (2)	13.1	12.2	7.0	13.3	15.0
Total deposits (2)	14.4	10.6	2.3	(10.2)	6.5

FINANCIAL DATA (In millions)
Total assets	$3,565	$3,476	$3,503	$3,427	$1,755
Total earning assets	3,241	3,184	3,139	3,139	1,683
Total investments	755	756	763	767	554
Total loans	2,486	2,429	2,377	2,372	1,129
Allowance for loan losses	12	12	11	11	10
Total goodwill and intangible assets	108	109	109	109	5
Total deposits	2,352	2,275	2,213	2,174	1,050
Total shareholders' equity	355	353	347	341	157
Net income	7	9	7	4	3
Core income (2)	9	9	8	6	4

ASSET QUALITY AND CONDITION RATIOS
Net charge-offs (current quarter annualized)/average loans (5)	0.04%	0.01%	0.03%	0.06%	(0.03)%
Allowance for loan losses/total loans (5)	0.50	0.49	0.48	0.46	0.92
Loans/deposits	106	107	107	109	108
Shareholders' equity to total assets	9.95	10.17	9.91	9.95	8.93
Tangible shareholders' equity to tangible assets (2)	7.12	7.26	7.01	6.99	8.65

A

(1) Adjusted measurements are non-GAAP financial measures that are adjusted to exclude net non-operating charges primarily related to acquisitions, and gain on sale of securities. Refer to the Reconciliation of Non-GAAP Financial Measures in table J for additional information.
(2) Non-GAAP financial measure.
(3) All performance ratios are annualized and are based on average balance sheet amounts, where applicable.
(4) Fully taxable equivalent considers the impact of tax advantaged investment securities and loans.
(5) Generally accepted accounting principles require that loans acquired in a business combination be recorded at fair value, whereas loans from business activities are recorded at cost. The fair value of loans acquired in a business combination includes expected loan losses, and there is no loan loss allowance recorded for these loans at the time of acquisition. Accordingly, the ratio of the loan loss allowance to total loans is reduced as a result of the existence of such loans, and this measure is not directly comparable to prior periods. Similarly, net loan charge-offs are normally reduced for loans acquired in a business combination since these loans are recorded net of expected loan losses. Therefore, the ratio of net loan charge-offs to average loans is reduced as a result of the existence of such loans, and this measure is not directly comparable to prior periods. Other institutions may have loans acquired in a business combination, and therefore there may be no direct comparability of these ratios between and among other institutions.

B

BAR HARBOR BANKSHARES
CONSOLIDATED BALANCE SHEETS - UNAUDITED

(In thousands)	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
Assets
Cash and due from banks	$34,262	$31,223	$28,112	$29,245	$8,219
Interest-bearing deposit with the Federal Reserve Bank	56,423	17,501	90,881	12,781	220
Total cash and cash equivalents	90,685	48,724	118,993	42,026	8,439
Securities available for sale, at fair value	717,242	718,459	718,364	724,224	528,856
Federal Home Loan Bank stock	38,105	37,107	44,168	42,404	25,331
Total securities	755,347	755,566	762,532	766,628	554,187
Commercial real estate	826,746	793,572	738,584	779,635	418,119
Commercial and industrial	379,423	357,072	350,002	309,995	151,240
Residential real estate	1,155,682	1,152,628	1,160,832	1,155,436	506,612
Consumer	123,762	125,590	127,229	127,370	53,093
Total loans	2,485,613	2,428,862	2,376,647	2,372,436	1,129,064
Less: Allowance for loan losses	(12,325)	(11,950)	(11,442)	(10,884)	(10,419)
Net loans	2,473,288	2,416,912	2,365,205	2,361,552	1,118,645

Premises and equipment, net	47,708	48,309	48,590	45,581	23,419
Other real estate owned	122	122	122	363	90
Goodwill	100,085	100,255	100,255	99,901	4,935
Other intangible assets	8,383	8,811	9,047	9,282	377
Cash surrender value of bank-owned life insurance	57,997	57,613	57,233	56,627	24,450
Deferred tax asset, net	7,180	13,052	13,211	14,158	5,990
Other assets	24,389	26,368	28,223	31,365	14,817
Total assets	$3,565,184	$3,475,732	$3,503,411	$3,427,483	$1,755,349

Liabilities and shareholders' equity
Demand and other non-interest bearing deposits	$349,055	$357,398	$332,339	$349,896	$98,856
NOW deposits	466,610	442,085	451,171	242,876	175,150
Savings deposits	364,799	373,118	360,306	511,091	77,623
Money market deposits	305,275	300,398	285,312	349,491	282,234
Time deposits	866,346	802,110	783,876	720,899	416,437
Total deposits	2,352,085	2,275,109	2,213,004	2,174,253	1,050,300

Senior borrowings	786,688	775,582	872,021	842,150	531,596
Subordinated borrowings	43,033	43,048	43,063	43,078	5,000
Total borrowings	829,721	818,630	915,084	885,228	536,596

Other liabilities	28,737	28,534	28,201	26,954	11,713
Total liabilities	3,210,543	3,122,273	3,156,289	3,086,435	1,598,609

Total common shareholders' equity	354,641	353,459	347,122	341,048	156,740
Total liabilities and shareholders' equity	$3,565,184	$3,475,732	$3,503,411	$3,427,483	$1,755,349

Net shares outstanding (2)	15,443	15,432	15,407	15,385	9,116

(1)	The Company completed the acquisition of Lake Sunapee Bank Group on January 13, 2017.

(2)	Adjusted for 3-for-2 stock-split completed in March 2017.

C

BAR HARBOR BANKSHARES
CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED

LOAN ANALYSIS

							Organic Annualized Growth % (1) December 31, 2017
(in thousands)	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Acquired Lake Sunapee Bank (2)	Dec 31, 2016	Quarter End	Year to Date
Commercial real estate	$826,746	$793,572	$738,584	$779,635	$345,586	$418,119	16.7%	15.1%
Commercial and industrial	293,707	270,759	269,960	236,526	89,259	135,564	33.9	50.8
Total commercial loans	1,120,453	1,064,331	1,008,544	1,016,161	434,845	553,683	21.1	23.8
Residential real estate	1,155,682	1,152,628	1,160,832	1,155,436	652,255	506,612	1.1	(0.6)
Consumer	123,762	125,590	127,229	127,370	76,489	53,093	(5.8)	(11.0)
Tax exempt and other	85,716	86,313	80,042	73,469	44,611	15,676	(2.8)	162.2
Total loans	$2,485,613	$2,428,862	$2,376,647	$2,372,436	$1,208,200	$1,129,064	9.3%	13.1%

(1)	Non-GAAP financial measure.

(2)	Acquired Lake Sunapee Bank loans are as of January 13, 2017.

DEPOSIT ANALYSIS

							Organic Annualized Growth % (1) December 31, 2017
(in thousands)	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Acquired Lake Sunapee Bank (2)	Dec 31, 2016	Quarter End	Year to Date
Demand	$349,055	$357,398	$332,339	$349,896	$248,051	$98,856	(9.3)%	2.2%
NOW	466,610	442,085	451,171	242,876	39,999	175,150	22.2	143.6
Money market	305,275	300,398	285,312	349,491	103,142	282,234	6.5	(28.4)
Savings	364,799	373,118	360,306	511,091	467,735	77,623	(8.9)	(232.6)
Total non-maturity deposits	1,485,739	1,472,999	1,429,128	1,453,354	858,927	633,863	3.5	(1.1)
Total time deposits	866,346	802,110	783,876	720,899	291,684	416,437	32.0	38.0
Total deposits	$2,352,085	$2,275,109	$2,213,004	$2,174,253	$1,150,611	$1,050,300	13.5%	14.4%

(1)	Non-GAAP financial measure.

(2)	Acquired Lake Sunapee Bank deposits are as of January 13, 2017.

D

BAR HARBOR BANKSHARES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands, except per share data)	2017	2016	2017	2016
Interest and dividend income
Loans	$24,895	$11,026	$94,976	$41,653
Securities and other	5,261	3,820	21,093	15,834
Total interest and dividend income	30,156	14,846	116,069	57,487
Interest expense
Deposits	3,381	1,768	11,307	6,699
Borrowings	3,279	1,421	12,607	5,414
Total interest expense	6,660	3,189	23,914	12,113
Net interest income	23,496	11,657	92,155	45,374
Provision for loan losses	597	225	2,788	979
Net interest income after provision for loan losses	22,899	11,432	89,367	44,395
Non-interest income
Trust and investment management fee income	3,042	951	12,270	3,829
Insurance and brokerage service income	77	—	1,097	—
Customer service fees	2,495	649	8,484	2,648
Gain on sales of securities, net	—	9	19	4,498
Bank-owned life insurance income	374	163	1,539	703
Other income	530	263	2,573	671
Total non-interest income	6,518	2,035	25,982	12,349
Non-interest expense
Salaries and employee benefits	9,524	5,127	39,589	19,775
Occupancy and equipment	3,060	1,144	11,633	4,610
Loss on sales of premises and equipment, net	—	32	94	248
Outside services	780	337	3,000	767
Professional services	298	405	1,655	1,489
Communication	249	94	1,289	586
Amortization of intangible assets	186	1	720	26
Acquisition, conversion and other expenses	(2,615)	1,838	3,302	2,650
Other expenses	2,781	1,479	11,444	5,784
Total non-interest expense	14,263	10,457	72,726	35,935

Income before income taxes	15,154	3,010	42,623	20,809
Income tax expense	8,545	426	16,630	5,876
Net income	$6,609	$2,584	$25,993	$14,933

Earnings per share:
Basic (1)	$0.43	$0.28	$1.71	$1.65
Diluted (1)	0.43	0.28	1.70	1.63

Weighted average shares outstanding:
Basic (1)	15,437	9,096	15,184	9,069
Diluted (1)	15,537	9,215	15,290	9,143

 (1) Adjusted for 3-for-2 stock-split completed in March 2017.

E

BAR HARBOR BANKSHARES
CONSOLIDATED STATEMENTS OF INCOME (5 Quarter Trend) - UNAUDITED

(In thousands, except per share data)	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
Interest and dividend income
Loans	$24,895	$24,661	$24,226	$21,194	$11,026
Securities and other	5,261	5,402	5,439	4,991	3,820
Total interest and dividend income	30,156	30,063	29,665	26,185	14,846
Interest expense
Deposits	3,381	3,177	2,539	2,210	1,768
Borrowings	3,279	3,408	3,317	2,603	1,421
Total interest expense	6,660	6,585	5,856	4,813	3,189
Net interest income	23,496	23,478	23,809	21,372	11,657
Provision for loan losses	597	660	736	795	225
Net interest income after provision for loan losses	22,899	22,818	23,073	20,577	11,432
Non-interest income
Trust and investment management fee income	3,042	3,040	3,324	2,864	951
Insurance and brokerage service income	77	329	327	364	—
Customer service fees	2,495	2,638	1,991	1,360	649
Gain on sales of securities, net	—	19	—	—	9
Bank-owned life insurance income	374	380	386	399	163
Other income	530	554	530	959	263
Total non-interest income	6,518	6,960	6,558	5,946	2,035
Non-interest expense
Salaries and employee benefits	9,524	9,617	10,127	10,321	5,127
Occupancy and equipment	3,060	2,894	3,013	2,666	1,144
Loss on sales of premises and equipment,net	—	(1)	—	95	32
Outside services	780	907	716	597	337
Professional services	298	428	489	440	405
Communication	249	382	290	368	94
Amortization of intangible assets	186	189	188	157	1
Acquisition, conversion and other expenses	(2,615)	346	2,459	3,112	1,838
Other expenses	2,781	2,824	2,764	3,075	1,479
Total non-interest expense	14,263	17,586	20,046	20,831	10,457

Income before income taxes	15,154	12,192	9,585	5,692	3,010
Income tax expense	8,545	3,575	3,029	1,481	426
Net income	$6,609	$8,617	$6,556	$4,211	$2,584

Earnings per share:
Basic (1)	$0.43	$0.56	$0.43	$0.29	$0.28
Diluted (1)	0.43	0.56	0.42	0.29	0.28

Weighted average shares outstanding:
Basic (1)	15,437	15,420	15,393	14,471	9,096
Diluted (1)	15,537	15,511	15,506	14,591	9,215

(1) Adjusted for 3-for-2 stock split completed in March 2017.

F

BAR HARBOR BANKSHARES
AVERAGE YIELDS AND COSTS (Fully Taxable Equivalent - Annualized) - UNAUDITED

	Quarters Ended
	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
Earning assets
Loans	4.12%	4.13%	4.14%	4.00%	3.94%
Securities and other	3.06	3.13	3.19	3.01	3.01
Total earning assets	3.87%	3.89%	3.91%	3.76%	3.65%

Funding liabilities
Interest bearing deposits	0.70%	0.66%	0.56%	0.52%	0.76%
Borrowings	1.62	1.66	1.41	1.25	1.05
Total interest-bearing liabilities	0.97%	0.96%	0.85%	0.76%	0.86%

Net interest spread	2.90	2.93	3.06	3.00	2.79
Net interest margin	3.04	3.06	3.16	3.11	2.89

G

BAR HARBOR BANKSHARES
AVERAGE BALANCES - UNAUDITED

	Quarters Ended
(In thousands)	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
Assets
Total loans (1)	$2,433,585	$2,402,171	$2,377,141	$2,346,340	$1,119,065
Securities and other (2)	753,282	754,450	761,546	746,653	556,365
Total earning assets	3,186,867	3,156,621	3,138,687	3,092,993	1,675,430
Cash and due from banks	65,145	49,169	87,332	25,556	5,976
Allowance for loan losses	(12,202)	(11,786)	(11,292)	(10,584)	(10,336)
Goodwill and other intangible assets	108,769	109,147	109,108	109,261	5,324
Other assets	144,359	149,394	110,129	122,396	71,807
Total assets	$3,492,938	$3,452,545	$3,433,964	$3,339,622	$1,748,201

Liabilities and shareholders' equity
Total interest-bearing deposits	$1,925,802	$1,901,501	$1,811,226	$1,798,014	$930,983
Borrowings	803,469	812,938	941,789	856,328	537,818
Total interest-bearing liabilities	2,729,271	2,714,439	2,753,015	2,654,342	1,468,801
Non-interest-bearing demand deposits	376,066	354,470	320,503	350,497	108,961
Other liabilities	30,971	30,079	13,145	19,334	7,929
Total liabilities	3,136,308	3,098,988	3,086,663	3,024,173	1,585,691

Total shareholders' equity	356,630	353,557	347,301	315,449	162,510

Total liabilities and shareholders' equity	$3,492,938	$3,452,545	$3,433,964	$3,339,622	$1,748,201

(1)	Total loans include non-accruing loans.

(2)	Average balances for securities available-for-sale are based on amortized cost.

H

BAR HARBOR BANKSHARES
ASSET QUALITY ANALYSIS - UNAUDITED

	At or for the Quarters Ended
(in thousands)	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
NON-PERFORMING ASSETS
Non-accruing loans:
Commercial real estate	$8,343	$2,467	$2,090	$2,354	$2,564
Commercial installment	1,209	236	270	451	315
Residential real estate	4,266	3,619	2,783	3,066	3,419
Consumer installment	500	496	160	160	198
Total non-accruing loans	14,318	6,818	5,303	6,031	6,496
Other real estate owned	122	122	122	363	90
Total non-performing assets	$14,440	$6,940	$5,425	$6,394	$6,586

Total non-accruing loans/total loans	0.58%	0.28%	0.22%	0.25%	0.58%
Total non-performing assets/total assets	0.41	0.20	0.15	0.19	0.38

PROVISION AND ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$11,950	$11,442	$10,884	$10,419	$10,103
Charged-off loans	(277)	(297)	(213)	(344)	(28)
Recoveries on charged-off loans	55	145	35	14	119
Net loans charged-off	(222)	(152)	(178)	(330)	91
Provision for loan losses	597	660	736	795	225
Balance at end of period	$12,325	$11,950	$11,442	$10,884	$10,419

Allowance for loan losses/total loans	0.50%	0.49%	0.48%	0.46%	0.92%
Allowance for loan losses/non-accruing loans	86	175	216	180	160

NET LOAN CHARGE-OFFS
Commercial real estate	$(92)	$(16)	$(6)	$(103)	$5
Commercial installment	1	6	(138)	(17)	89
Residential real estate	—	(79)	(13)	(198)	8
Consumer installment	(131)	(63)	(21)	(12)	(11)
Total, net	$(222)	$(152)	$(178)	$(330)	$91

Net charge-offs (QTD annualized)/average loans	0.04%	0.01%	0.03%	0.06%	(0.03)%
Net charge-offs (YTD annualized)/average loans	0.04	0.04	0.04	0.06	(0.03)

DELINQUENT AND NON-ACCRUING LOANS/TOTAL LOANS
30-89 Days delinquent	0.37%	0.35%	0.55%	0.33%	0.54%
90+ Days delinquent and still accruing	0.02	0.01	—	—	—
Total accruing delinquent loans	0.39	0.36	0.55	0.33	0.54
Non-accruing loans	0.58	0.28	0.22	0.25	0.58
Total delinquent and non-accruing loans	0.97%	0.64%	0.77%	0.58%	1.12%

I

BAR HARBOR BANKSHARES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA - UNAUDITED
		At or for the Quarters Ended
(in thousands)		Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
Net income		$6,609	$8,617	$6,556	$4,211	$2,584
Adj: Security Gains		—	(19)	—	—	(9)
Adj: Loss on sale of fixed assets, net		—	(1)	—	95	32
Adj: Acquisition, conversion and other expenses		(2,615)	346	2,459	3,112	1,838
Adj: Income taxes (37.57% in 2017, 35.0% in 2016)		982	(122)	(924)	(1,205)	(651)
Adj: Tax reform charge		3,988	—	—	—	—
Total core income (4)	(A)	$8,964	$8,821	$8,091	$6,213	$3,794

Net-interest income	(B)	$23,496	$23,478	$23,809	$21,372	$11,657
Plus: Non-interest income		6,518	6,960	6,558	5,946	2,035
Total Revenue		30,014	30,438	30,367	27,318	13,692
Adj: Net security gains		—	(19)	—	—	(9)
Total core revenue (4)	(C)	$30,014	$30,419	$30,367	$27,318	$13,683

Total non-interest expense		$14,263	$17,586	$20,046	$20,831	$10,457
Less: Acquisition expenses		2,615	(346)	(2,459)	(3,112)	(1,838)
Core non-interest expense (4)	(D)	$16,878	$17,240	$17,587	$17,719	$8,619

(in millions)
Total average earning assets	(E)	$3,187	$3,157	$3,139	$3,093	$1,675
Total average assets	(F)	3,493	3,453	3,434	3,340	1,748
Total average shareholders' equity	(G)	357	354	347	315	163
Total average tangible shareholders' equity	(H)	248	244	238	206	157
Total tangible shareholders' equity, period-end (1)	(I)	246	244	238	232	152
Total tangible assets, period-end (1)	(J)	3,457	3,367	3,394	3,318	1,750

(in thousands)
Total common shares outstanding, period-end	(K)	15,443	15,432	15,407	15,385	9,116
Average diluted shares outstanding	(L)	15,537	15,511	15,506	14,591	9,215

Core earnings per share, diluted	(A/L)	$0.58	$0.57	$0.52	$0.43	$0.41
Tangible book value per share, period-end	(I/K)	15.94	15.84	15.44	15.07	16.61
Total tangible shareholders' equity/total tangible assets	(H/J)	7.12	7.26	7.01	6.99	8.65

Performance ratios (2)
GAAP return on assets		0.75%	0.99%	0.76%	0.50%	0.59%
Core return on assets (4)	(A/F)	1.02	1.01	0.94	0.74	0.87
GAAP return on equity		7.35	9.67	7.55	5.34	6.36
Core return on equity (4)	(A/G)	9.97	9.90	9.32	7.88	9.34
Core return on tangible equity (3) (4)	(A/I)	14.53	14.51	13.78	12.24	9.66

J

Efficiency ratio (4)(5)	(D-N-P)/(C+M)	53.09	53.59	54.64	61.62	59.24
Net interest margin	(B+O)/E	3.04	3.06	3.16	3.11	2.89
Supplementary data (in thousands)
Taxable equivalent adjustment for efficiency ratio	(M)	1,122	1,107	1,185	977	538
Franchise taxes included in non-interest expense	(N)	161	154	158	126	37
Tax equivalent adjustment for net interest margin	(O)	897	878	936	754	182
Intangible amortization	(P)	186	189	188	157	157

(1) Total tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end.
Total tangible assets is computed by taking total assets less the intangible assets at period-end.
(2) Ratios are annualized and based on average balance sheet amounts, where applicable. Quarterly data may not sum to year-to-date data due to rounding.
(3) Core return on tangible equity is computed by dividing the total core income adjusted for the tax-effected amortization of intangible assets, assuming a marginal rate of 37.57% in 2017 and 35.0% in 2016, by tangible equity.
(4) Non-GAAP financial measure.
(5) Efficiency ratio is computed by dividing total core tangible non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income.  The Company uses this non-GAAP measure to provide important information about its operating efficiency.

K